Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-231225, 333-249936 and 333-263232 on Form S-8 of SciPlay Corporation of our report dated May 13, 2022, relating to the statement of assets acquired and liabilities assumed of the acquired Alictus Yazilim Anonim Sirketi business (the “SciPlay Alictus Entity” or the “Company”) as of March 1, 2022, appearing in this amendment to the Current Report on Form 8-K of SciPlay Corporation dated May 13, 2022.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 13, 2022